*****************  SERVICING CERTIFICATE  *******************             Page 5

   MLCC Mortgage Investors, Inc.
   Senior/Subordinate Mortgage Pass-Through Certificates, Series 1996A

                        Current Collection Period:  01-June-96 to 30-June-96
                        P & S Agreement Date:                         01-Feb-96


                                        Pass-through rates current Distribution:                                 Current
                                                                                                               ------------
   Class A Certificates, Series 1996A   LIBOR + 0.43%            5.93000%          Original Closing Date:         17-Jun-96
                                                                                   Distribution Date:             15-Jul-96
                                                                                   Days in Accrual Period                28



                                  Weighted Average Mortgage Rate (WAMR) 7.26922%
  LIBOR  5.50000%  Weighted Average Net Mortgage Rate (Alternate Rate)  6.88922%

   --------------------------------------------------------------------------------------------------------------------------------
 1      Beginning Pool Principal Balance                                                                             335,465,989.70
 2      Beginning Pool Balance Factor                                                                                     96.514594%
   --------------------------------------------------------------------------------------------------------------------------------
 3      Beginning Class A Principal Balance                                                                          332,008,321.77
 4      Beginning Overcollateralization Amount                                                                         3,457,667.93
 5      Required Overcollateralization Amount                                                                          6,951,611.68
   --------------------------------------------------------------------------------------------------------------------------------
 6      Aggregate of all Principal Payments Received                                                 (P&S 5.08i   )            0.00
 7      Aggregate of all Principal Prepayments Received                                              (P&S 5.08i   )    3,356,675.03
 8      Aggregate of any Net Liquidation Proceeds Received                                           (P&S 5.08iii )            0.00
 9      Aggregate of any Insurance Proceeds Received                                                 (P&S 5.08iv  )            0.00
10      Aggregate of any Awards or Settlements From Condemnation Proceedings                         (P&S 5.08v   )            0.00
11      Aggregate of any Proceeds From Repurchased Mortgage Loans                                    (P&S 5.08vi  )            0.00
12      Aggregate of any Revenues From Fidelity Bond or Mortgage Interest Insurance Policy           (P&S 5.08vii )            0.00
13      Aggregate of any Revenues From Foreclosure or Deed Net of any Advances                       (P&S 5.08viii)            0.00
14      Current Principal Advances                                                                   (P&S 6.03    )            0.00
15      Current Servicer Principal Reimbursements                                                    (P&S 5.09ii  )            0.00
16 i    Total Principal Available For Distribution (6+7+8+9+10+11+12+13+14-15)                                         3,356,675.03
   ii   Loss on Liquidated Mortgage Loans                                                                                      0.00
17      Aggregate of all Interest Payments Received                                                  (P&S 5.08ii  )    1,430,053.07
18      Current Servicing Fee                                                                        (P&S 5.08ii  )       51,474.51
19      Monthly Interest Advance (Recovery) based on delinquent accounts                             (P&S 6.02vii )      602,094.37
20      Current Servicer Interest Advance (Recovery)                                                 (P&S 6.02vii )      602,094.37
21      Total Interest Available For Distribution (17-18+20)                                                           1,980,672.93
22      Total Funds Available For Distribution (16i+22)                                                                5,337,347.96
   --------------------------------------------------------------------------------------------------------------------------------
23      Class A Formula Principal Distribution Amount (lines 16i + 16ii +28iii of preceding
        dist)                                                                                                          3,356,675.03
   --------------------------------------------------------------------------------------------------------------------------------
24      Class A Distribution Amount -- interest (25iv ) + principal (27iii )                         (P&S 6.02i   )    5,301,380.39

25 i.   Class A Current Interest                                                                                       1,531,296.16
   ii.  Class A Unpaid Interest Shortfall (Class A Interest Shortfall from Preceding
        Distribution Date)                                                                                                     0.00
   iii. Class A Interest Formula Distribution Amount (25i + 25ii)                                                      1,531,296.16
   iv.  Class A  Distribution Allocable to Interest (min of: lines 22 and 25iii)                                       1,531,296.16

26 i.   Class A Unpaid Interest Shortfall (Class A Interest Shortfall from Preceding
        Distribution Date)                                                                                                     0.00
   ii.  Class A Unpaid Interest Shortfall Included in 25iv (when 26i greater than 0: min of
        25ii and 25iv)                                                                                                         0.00
   iii. Class A Interest Shortfall (lines 25iii - 25iv)                                                                        0.00


27 i.   Class A Principal Distribution Amount (min of: line 23 +28i and principal needed
        after oc trigger)                                                                      needs formula for oc    3,356,675.03
   ii   Accelerated Principal Distribution Amount (min of: lines 5 - 4 and 22 - 25iv - 27i -
        29i - 31ii)                                                                                                      413,409.20
   iii. Total Class A Distribution Allocable to Principal (27i + 27ii)                                                 3,770,084.23

28 i.   Class A Unpaid Principal Shortfall (Class A Principal Shortfall from Preceding
        Distribution Date)                                                                                                     0.00
   ii.  Class A Unpaid Principal Shortfall included in 27i (when 28i greater than 0: min of
        27i and 28i)                                                                                                           0.00
   iii. Class A  Principal Shortfall (lines 28i + 28ii)                                                                        0.00
   --------------------------------------------------------------------------------------------------------------------------------
29 i    Total Amount to Certificate Insurer                                                                               35,967.57
   ii.  Monthly Insurance Amount                                                                     (P&S 6.02vi  )       35,967.57
   iii. Reimbursement Amount                                                                                                   0.00
   --------------------------------------------------------------------------------------------------------------------------------
30 i.   Cumulative Master Servicer Advanced Interest                                                 (P&S 6.02v   )    1,723,535.00
   ii.  Cumulative Master Servicer Advanced Principal                                                                          0.00
   --------------------------------------------------------------------------------------------------------------------------------
31 i.   Beginning Reserve Fund Balance                                                               (P&S 6.06    )      250,000.00
   ii.  Current Reserve Fund Deposit                                                                                           0.00
   iii. Current Reserve Fund Advances                                                                                          0.00
   iv.  Ending Reserve Fund Balance                                                                                      250,000.00
   --------------------------------------------------------------------------------------------------------------------------------
32 i.   Available Excess Interest                                                                                        413,409.20
   ii.  Distribution Account Shortfall                                                               (P&S 6.02xvi )            0.00
   iii. Class R Distribution Amount For Such Distribution Date                                                                 0.00
   --------------------------------------------------------------------------------------------------------------------------------
33 i.   Ending Pool Principal Balance                                                                (P&S 6.02vii )  332,109,314.67
   ii.  Ending Pool Balance Factor                                                                                        95.548868%

34      Ending Class A Principal Balance                                                                             328,238,237.54
35      Ending Overcollateralization Amount                                                                            3,871,077.13
   ================================================================================================================================

***********  STATEMENT TO CERTIFICATEHOLDERS  ************                Page 6

MLCC Mortgage Investors, Inc.
Senior/Subordinate Mortgage Pass-Through Certificates, Series 1996A Current Collection Period: 01-June-96 to 30-June-96

                                                                                                                 Current
                                     Pass-through rates current Distribution:     LIBOR=         5.5000%    ----------------
Class A Certificates, Series 1996A   LIBOR + 0.43%                  5.93000%      Original Closing Date:         17-Jun-96
                                                                                  Distribution Date:             15-Jul-96

          Weighted Average Net Mtge Rate (Alternate Rate) --        6.88922%
- ----------------------------------------------------------------------------------------------------------------------------
  1 i.   Class A Distribution Amount                                                                                0.000015

    i.   Class A Current Interest                                                                                   0.000004
    ii.  Class A Unpaid Interest Shortfall                                                                          0.000000
    iii  Class A Interest Formula Distribution Amount                                                               0.000004
    iv.  Class A  Distribution Allocable to Interest                                                                0.000004

  2 i.   Class A Principal Distribution Amount                                                                      0.000010
    ii   Accelerated Principal Distribution Amount                                                                  0.000001
    iii  Total Class A Distribution Allocable to Principal                                                          0.000011
         -------------------------------------------------------------------------------------------------------------------
  3      Ending Pool Principal Balance                                                                        332,109,314.67
  4      Ending Pool Balance Factor                                                                                95.548868%

  5      Ending Class A Principal Balance                                                                     328,238,237.54
  6      Ending Overcollateralization Amount                                                                    3,871,077.13
         -------------------------------------------------------------------------------------------------------------------
  9 i.   Current Master Servicer Advanced (Recovered) Interest                                                    602,094.37
    ii.  Current Master Servicer Advanced (Recovered) Principal                                                         0.00
    iii  Current Trustee Advanced Interest                                                                              0.00
    iv   Current Trustee Advanced Principal                                                                             0.00
    vi   Amount of Servicing Advances Paid by Master Servicer                               (P&S 6.02 x  )      1,723,535.00
    vii  Amount of Delinquencies of Mortgage Loans                                                                 90,169.59
    ix   Class A Alternate Rate for next Distribution Date:                                                          0.00000%
         -------------------------------------------------------------------------------------------------------------------
 10 i    Number of Mortgage Loans 30 to 59 Days Delinquent                                                                 8
    ii   Aggregate Principal Balances of Mortgage Loans 30 to 59 Days Delinquent                                1,291,759.81
 11 i    Number of Mortgage Loans 60 to 89 Days Delinquent                                                                 1
    ii   Aggregate Principal Balances of Mortgage Loans 60 to 89 Days Delinquent                                2,700,000.00
 12 i    Number of Mortgage Loans 90 or More Days Delinquent                                                               1
    ii   Aggregate Principal Balances of Mortgage Loans 90 or More Days Delinquent                              2,000,000.00
 13 i    Number of Mortgage Loans in Foreclosure                                                                           0
    ii   Aggregate Principal Balances of Mortgage Loans in Foreclosure                                                  0.00
         Book Value of Real Estate Acquired Through Foreclosure or Grant of a Deed                                      0.00

 14 i    Amount of Delinquent Principal of Mortgage Loans                                                               0.00
    ii   Amount of Delinquent Interest of Mortgage Loans                                                           90,169.59

 15 i    Cumulative Losses                                                                                              0.00
    ii   Do Cumulative Losses Exceed 1% of Original Principal Balance                                                      N
         ===================================================================================================================